Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form F-1. Amendment No. 1 of our report dated June 22, 2010, except for Note 17, for which the date is October 2, 2010, relating to the consolidated financial statements of Sunity Online Entertainment Limited (the “Company”) for the years ended March 31, 2010 & 2009 which appear in such registration statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Goldman Kurland and Mohidin LLP
Encino, California
November 10, 2010

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
16133 Ventura Blvd., Suite 880 Encino, CA 91436
Tel 818-784-9000 Fax 818-784-9010